Form of Letter to Clients of Brokers, Dealers,
              Commercial Banks, Trust Companies and Other Nominees
                             Regarding the Offer by

                    EVERGREEN UTILITIES AND HIGH INCOME FUND

      To Purchase for Cash 575,250 of Its Issued and Outstanding Shares at
                           Net Asset Value Per Share

To Our Clients:

         Pursuant to your request, enclosed for your consideration are the Offer to Purchase dated December 20, 2004 of Evergreen Utilities and High Income Fund (the "Fund") and the related Letter of Transmittal pursuant to which the Fund is offering to purchase up to 5% or 575,250 shares in the aggregate of its issued and outstanding common shares, no par value (the "Shares"), for cash at a price equal to their net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on January 25, 2005, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 20, 2004 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer"). THE OFFER EXPIRES AT 5:00 P.M. EASTERN TIME ON JANUARY 24, 2005, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond January 24, 2005, the purchase price for Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the date after the new Expiration Date, as extended.

         The purpose of the Offer is to fulfill an undertaking made by the Fund pursuant to the Evergreen Enhanced Liquidity Plan as described in the Fund's Prospectus, dated April 27, 2004. Information regarding this undertaking, as well as information regarding possible future tender offers by the Fund, is set forth in the Offer to Purchase.

         The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

Your attention is called to the following:

         1. Unless extended, the Offer expires at 5:00 p.m. Eastern Time on January 24, 2005 and withdrawal rights expire at 5:00 P.M. Eastern Time on January 24, 2005.

         2. The Offer is subject to certain conditions set forth in the Offer to Purchase. Under certain circumstances, the Fund will not be required to accept for payment, purchase or pay for any Shares tendered, and the Fund may also amend, extend or terminate the Offer.

         3. A Shareholder wishing to accept the Offer must tender, or cause the tender of, at least 20% of the Shares owned by the Shareholder and attributed to the Shareholder for federal income tax purposes under
         Section 318 of the Internal Revenue Code of 1986, as amended, as of the date of purchase of Shares pursuant to the Offer. Shareholders should consult their tax advisors as to the application of the constructive ownership rules of Section 318.

         4. If more than 575,250 Shares are duly tendered (and not timely withdrawn), the Fund will purchase Shares from tendering Shareholders, in accordance with the terms and subject to the conditions specified in the Offer to Purchase, on a pro rata basis in accordance with the number of Shares duly tendered by each Shareholder during the period the Offer is open and not timely withdrawn), unless the Fund determines not to purchase any Shares. However, the Fund will accept all Shares tendered by any Shareholder who owns, beneficially or of record, an aggregate of not more than 99 Shares and who tenders all such Shares by means of the Letter of Transmittal tendered by or on behalf of that Shareholder.

         5. A broker, dealer, commercial bank, trust company or other nominee may charge a fee for processing transactions on behalf of a Shareholder. Tendering Shareholders are not obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares of the Fund pursuant to the Offer.

IF YOU WISH TO HAVE US TENDER YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE ATTACHED INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER EXPIRES AT 5:00 P.M. EASTERN TIME ON JANUARY 24, 2005, UNLESS EXTENDED.

         The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Fund by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

                                Very truly yours,

                       Instructions Regarding the Offer by

                    EVERGREEN UTILITIES AND HIGH INCOME FUND

      To Purchase for Cash 575,250 of Its Issued and Outstanding Shares at
                           Net Asset Value Per Share

THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF THAT FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF.

       DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.

       The undersigned acknowledge(s) receipt of your letter and the accompanying Offer to Purchase dated December 20, 2004 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer") in connection with the Offer by Evergreen Utilities and High Income Fund (the "Fund") to purchase 575,250 shares of its issued and outstanding common shares, no par value (the "Shares"), at the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange on the date after the Expiration Date (as defined in the Offer to Purchase), on the terms and subject to the conditions of the Offer.

The undersigned hereby instructs you to tender to the Fund the number of Shares specified below that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that: (i) at least 20% of all Shares owned by the undersigned as of the date of purchase of Shares pursuant to the Offer and attributed to the undersigned for Federal income tax purposes as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer; (ii) the undersigned has a "net long position" in such Shares within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (iii) the tender of such Shares complies with Rule 14e-4.

                     (Please Print Except for Signature(s))

Account Number:

Number of Shares Tendered:

Name(s) and Tax Identification or Social Security Number(s) of Beneficial Owner(s):

Address:

Telephone Number(s) including Area Code(s):

(Signature of beneficial owner)





(Signature of additional beneficial owner, if any)




Dated: _______________________, 200_